PRESS RELEASE	Contact: Stephanie A. Heist
June 9, 2010	(302) 571-5259 sheist@wsfsbank.com

WSFS FILES $150 MILLION SHELF REGISTRATION

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ/GS: WSFS), the parent company of WSFS Bank, today announced the filing of a universal shelf Registration Statement on Form S-3 with the Securities and Exchange Commission (SEC).

The filing of this shelf registration provides WSFS flexibility should the company decide to raise capital at a later date.  The net proceeds from a capital raising effort, if any, would be used for working capital and general corporate purposes.

Those purposes could include supporting continued growth opportunities, including organic growth and potential M&A activity, or the redemption of all or a portion of the preferred stock and warrant issued in connection with the Company’s participation in the U.S. Treasury’s Troubled Asset Relief Program (TARP).

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  When available, copies of any preliminary prospectus and related prospectus supplement will be posted on the Investor Relations page of the Company’s web site at www.wsfsbank.com.

The Registration Statement on Form S-3 is subject to review by the SEC.  The filing of the Registration Statement does not require the Company to issue any securities.  If and when the Registration Statement is declared effective by the SEC, the Registration Statement will allow the Company the flexibility to offer and sell, from time to time over a three-year period, in one or more public offerings up to a total aggregate of $150 million of its common stock, preferred stock, debt securities, trust preferred securities, among other things, either separately or together.

About WSFS Financial Corporation
WSFS Financial Corporation is a $3.8 billion financial services company.  Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 41 banking offices located in Delaware (36), Pennsylvania (4) and Virginia (1).  WSFS Bank provides comprehensive financial services including trust and wealth management. Other subsidiaries include WSFS Investment Group, Inc. and Montchanin Capital Management, Inc.  Founded in 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

Statements contained in this news release which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which are based on various assumptions (some of which may be beyond the Company’s control) are subject to risks and uncertainties and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those related to the economic environment, particularly in the market areas in which the Company operates; the volatility of the financial and securities markets, including changes with respect to the market value of our financial assets; changes in government regulation affecting financial institutions and potential expenses associated therewith; changes resulting from our participation in the CPP including additional conditions that may be imposed in the future on participating companies; and the costs associated with resolving any problem loans and other risks and uncertainties, discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

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